Exhibit 99.1

Marpai To Acquire Maestro Health

Approximately Doubling Its Size

NEW YORK, August 4, 2022 /PRNewswire/ -- Marpai, Inc. (“Marpai“ or the “Company”) (Nasdaq: MRAI), an AI-technology company transforming the $22 billion Third-Party Administrator (TPA) market supporting self-funded employer health plans, today announced it has signed a definitive agreement to acquire Maestro Health (“Maestro”), a leading TPA servicing over 80 self-insured employers, based in Chicago, Illinois.

Highlights of the transaction include:

•	At the closing the combined company will serve over 40,000 employee lives with expected combined proforma annual revenues of approximately $40 million in 2022.
•	Significant cash of over $20 million on the combined balance sheet expected at closing, which is expected to finance the integration of the two companies.
•	While up to date Maestro has posted substantial operating losses as it invested in growth, the joint company expects to target positive EBITDA within 18 months.
•	Maestro’s Clinical Management and Cost Containment in-house capabilities will enhance Marpai’s ability to deliver better value to its clients and better health outcomes to its members.
•	Purchase Price of $22.1 million is due in April 2024, but, subject to the Company meeting its obligations under the agreement, may be financed over four years by the seller.

Together, the companies will continue to provide innovative health plan administration for self-insured clients driven by technology.

“Maestro shares our vision on how to improve healthcare for employees and family members covered by self-insured plans,” said Edmundo Gonzalez, CEO of Marpai. “There are tremendous revenue synergies. Maestro has in-house care management that helps members live healthier lives, and we intend to roll this out to the Marpai member base. The Maestro cost containment solutions will also be rolled out to our client base. Marpai’s proactive match making of members to the best care will also be introduced to the Maestro client base.”

The acquisition is expected to more than double Marpai’s revenues (exclusive of third parties’ share of revenues), number of customers and number of members it serves.

“We are committed to continue delivering the high level of customer service that both Maestro’s and Marpai’s customers are used to. We believe that this combination will create long-term benefits for our members, clients as well as our stockholders,” said Gonzalez.

“Combining our TPA experience with Marpai is incredibly exciting.  Over the last couple of years, we have made significant investments in cost containment and clinical solutions that are delivering outstanding results for our customers.  Marpai brings deep TPA domain expertise, expanded discount network options and incredibly sophisticated approaches to data analytics,” said Brandon Wood, CEO of Maestro Health. “The combined organization will help employers proactively provide benefits that are expected to lead to healthier and more satisfied member populations. This will be unmatched in the market.”

Transaction Summary

The transaction is expected to close within 60 days, subject to completing certain regulatory notices and filings as well as satisfying certain other customary closing conditions.

Under the terms of the agreement, the purchase price of $22.1 million will be payable in cash on April 1, 2024. However, subject to the Company meeting its obligations under the agreement, this payment may be financed over four years by the seller with minimum annual cash payments, reflecting a 10% per annum cost of capital, of $5 million, $6 million, $8 million and $9 million which will be payable on December 31, 2024, 2025, 2026 and 2027, respectively. In addition, Marpai has agreed that a minimum of 35% of the net proceeds of any equity offering will be used to pre-pay its minimum payment obligations. Such payments will offset the minimum payments described above.

In addition, the parties have also agreed that Maestro’s free cash position at closing will be $15.79 million and have also agreed that Maestro will have certain minimum working capital amounts at closing. The cash on the combined company’s balance sheet, as well as synergies from the transaction, are expected to drive the joint company’s plan of integration, which is expected to include a target of reaching positive EBITDA within 18 months.

Marpai management will discuss the transaction on the previously announced second quarter operating results conference call which is scheduled for Thursday, August 11 at 8:30 a.m. ET

The call can be accessed as follows:

Live Call:	US: 1-866-652-5200 / CAN: 1-855-669-9657 / INT TOLL: 1-412-317-6060

Webcast:	https://app.webinar.net/0EJlBnd6mVz

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing AI-powered health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22B TPA (Third Party Administrator) sector serving self-funded employer health plans representing over $1T in annual claims, Marpai maximizes the value of the health plan as measured in health outcomes. Marpai takes a member-centric approach that uses AI and big data to connect members to health solutions predicted to have a high probability of positive outcomes and aims to bring value-based care to the self-insured market. With effective early intervention, disease management, claims processing and proactive member outreach, Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com.

About Maestro Health

Maestro is a Third-Party Administrator (TPA) for employee health and benefits servicing approximately 25,000 employee lives. Maestro offers end-to-end health plan solutions, integrating in-house care management and cost containment services. Maestro has over 80 customers in over 40 states with a 93% client retention rate, indicating high level of customer satisfaction. For more information, visit www.maestrohealth.com (link to Maestro’s website does not constitute a part of this press release).

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding revenues, employee lives and cash. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "guidance," "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses the expected timing of the closing of the transaction, the expected benefits to be derived from the combined businesses, the Company’s belief that the combined company expects to target positive EBITDA within 18 months, the expected combined revenues of the companies, that the acquisition is expected to more than double its revenues, number of customers and number of members it serves, that the cash on the combined balance sheet expected at closing is expected to finance the integration of the two companies and that the combined organization will help employers proactively provide benefits that lead to healthier and more satisfied member populations. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.